EXHIBIT 23.2







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

East Delta Resources Corp. (the "Registrant")
447 St. Francis-Xavier Street
Montreal, Quebec, Canada H2Y 2TI

Gentlemen:

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 18, 2004 included in the Registrant's Current Report on Form 8-K/A, and our report dated March 8, 2004 included in the Registrant's Annual Report on Form 10-KSB filed on March 22, 2004 for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.




Kingery & Crouse, P.A.

December 6, 2004